Exhibit 99

From:	Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

Oct. 31, 2012

Wisconsin Energy posts third quarter and nine month results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income from continuing operations of $156.1 million or 67 cents a share for the third quarter of 2012. This compares with net income from continuing operations of $129.8 million or 55 cents a share for the third quarter of 2011.

For the first nine months of 2012, the company recorded net income from continuing operations of $447.5 million or $1.92 a share - up from $398.7 million or $1.69 a share in the corresponding period a year ago.

Factors contributing to the positive third quarter performance include lower operation and maintenance costs, warm summer temperatures, stronger recovery of fuel costs, and the positive impact of the company's share repurchase program.

For the third quarter, consumption of electricity by small commercial and industrial customers grew by 0.7 percent, while residential electricity use was down by 1.2 percent.

“Our third quarter performance was strengthened by near record energy demand in early July as temperatures rose to the 100-degree mark across the region,” said Gale Klappa, chairman, president and chief executive officer. “However, high humidity and warmer than normal temperatures persisted throughout the third quarter last year. So our residential sales registered a small decline compared to the third quarter a year ago,” Klappa added.

Electricity use by large commercial and industrial customers dropped by 8.3 percent. The decline was driven by lower sales stemming from a planned outage at a major iron ore mine and two customers adding self-generation. Excluding sales to the mines and the two customers that added self-generation, electricity use by large commercial and industrial customers rose by 0.6 percent compared to the third quarter a year ago.

“While our large commercial and industrial sales were down, they were in line with our expectations. Our largest customer in Michigan experienced a planned outage that began in the second quarter and continued through the third quarter,” said Klappa. “The planned outage is now complete, and demand from the iron ore mines has returned to normal levels.”

At the end of September, the company was serving approximately 3,300 more electric customers and 5,200 more natural gas customers than a year ago.

“From customer satisfaction to network reliability, our companies are performing at a high level, and we continue to make excellent progress on our biomass-fueled power plant in northern Wisconsin. Construction of the 50-megawatt facility is nearly 50 percent complete.  We're on budget and targeting an in-service date by the end of 2013,”
Klappa said.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on Oct. 31, 2012. The presentation will review 2012 third quarter earnings and discuss the company's future outlook.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing
866-439-9410 up to 15 minutes before the call begins. International callers may dial
706-643-5658. The conference ID is 37849959. Access also may be gained through the company's website (wisconsinenergy.com). Click 'Third Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its third quarter performance. The materials will be available at 6:30 a.m. Central time on Oct. 31, 2012.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Nov. 14, 2012. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 37849959.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utility is We Energies. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy Corporation (wisconsinenergy.com), a component of the S&P 500, has nearly $14 billion of assets, approximately 4,600 employees and more than 42,000 stockholders of record.

Forward-looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding the completion of the biomass facility.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: shortages of, the ability to obtain or the cost of labor or materials; the ability of the contractors to perform under their contracts; strikes; adverse weather conditions; the ability to obtain necessary operating permits in a timely manner; legal challenges; changes in applicable law or regulations; adverse interpretation or enforcement of permit conditions, laws and regulations by courts or the permitting agencies; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in the company's Form 10-K for the year ended Dec. 31, 2011 and in subsequent reports filed with the Securities and Exchange Commission.

The company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2012	2011	2012	2011
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,039.3	$1,052.8	$3,175.2	$3,373.2

Operating Expenses
Fuel and purchased power	336.4	350.9	848.9	904.5
Cost of gas sold	55.5	69.2	368.0	533.4
Other operation and maintenance	244.6	296.9	798.8	909.3
Depreciation and amortization	91.8	82.6	269.7	246.2
Property and revenue taxes	30.4	28.9	90.9	85.5
Total Operating Expenses	758.7	828.5	2,376.3	2,678.9

Operating Income	280.6	224.3	798.9	694.3

Equity in Earnings of Transmission Affiliate	17.1	15.7	48.9	46.4
Other Income, net	9.0	16.2	33.6	43.1
Interest Expense, net	60.9	56.8	181.3	177.6

Income from Continuing Operations Before Income Taxes	245.8	199.4	700.1	606.2

Income Tax Expense	89.7	69.6	252.6	207.5

Income from Continuing Operations	156.1	129.8	447.5	398.7

Income from Discontinued Operations, Net of Tax	—	—	—	11.5
Net Income	$156.1	$129.8	$447.5	$410.2

Earnings Per Share (Basic)
Continuing operations	$0.68	$0.56	$1.94	$1.71
Discontinued operations	—	—	—	0.05
Total Earnings Per Share (Basic)	$0.68	$0.56	$1.94	$1.76

Earnings Per Share (Diluted)
Continuing operations	$0.67	$0.55	$1.92	$1.69
Discontinued operations	—	—	—	0.05
Total Earnings Per Share (Diluted)	$0.67	$0.55	$1.92	$1.74

Weighted Average Common Shares Outstanding (Millions)
Basic	230.4	232.2	230.4	233.2
Diluted	232.9	234.9	233.1	236.0

Dividends Per Share of Common Stock	$0.30	$0.26	$0.90	$0.78

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	September 30, 2012	December 31, 2011
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,438.8	$10,160.4

Investments
Equity investment in transmission affiliate	372.5	349.7
Other	36.4	43.6
Total Investments	408.9	393.3

Current Assets
Cash and cash equivalents	13.0	14.1
Restricted cash	9.5	45.5
Accounts receivable, net	298.6	349.4
Income taxes receivable	48.4	155.1
Accrued revenues	178.5	252.7
Materials, supplies and inventories	342.1	382.0
Prepayments and other	194.7	227.4
Total Current Assets	1,084.8	1,426.2

Deferred Charges and Other Assets
Regulatory assets	1,280.4	1,238.7
Goodwill	441.9	441.9
Other	179.9	201.6
Total Deferred Charges and Other Assets	1,902.2	1,882.2
Total Assets	$13,834.7	$13,862.1

Capitalization and Liabilities

Capitalization
Common equity	$4,147.2	$3,963.3
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,240.6	4,614.3
Total Capitalization	8,418.2	8,608.0

Current Liabilities
Long-term debt due currently	381.1	32.6
Short-term debt	453.2	669.9
Accounts payable	277.7	325.7
Accrued payroll and benefits	101.5	105.9
Other	173.5	230.4
Total Current Liabilities	1,387.0	1,364.5

Deferred Credits and Other Liabilities
Regulatory liabilities	872.9	902.0
Deferred income taxes - long-term	1,994.2	1,696.1
Deferred revenue, net	714.1	754.5
Pension and other benefit obligations	149.6	222.7
Other	298.7	314.3
Total Deferred Credits and Other Liabilities	4,029.5	3,889.6
Total Capitalization and Liabilities	$13,834.7	$13,862.1

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30
	2012	2011
	(Millions of Dollars)
Operating Activities
Net income	$447.5	$410.2
Reconciliation to cash
Depreciation and amortization	278.2	248.9
Regulatory amortization in O&M	45.0	156.0
Contributions to qualified benefit plans	(100.0)	(257.4)
Deferred income taxes and investment tax credits, net	249.6	215.9
Working capital and other	72.1	54.0
Cash Provided by Operating Activities	992.4	827.6

Investing Activities
Capital expenditures	(477.5)	(612.2)
Investment in transmission affiliate	(13.1)	(6.6)
Proceeds from asset sales	3.0	38.5
Change in restricted cash	36.0	(37.2)
Other, net	(39.8)	(32.8)
Cash Used in Investing Activities	(491.4)	(650.3)

Financing Activities
Common stock issued (repurchased), net	(59.7)	(100.7)
Dividends paid on common stock	(207.4)	(182.0)
Change in debt, net	(235.0)	94.1
Other, net	—	1.9
Cash Used in Financing Activities	(502.1)	(186.7)

Change in Cash	(1.1)	(9.4)

Cash at Beginning of Period	14.1	24.5

Cash at End of Period	$13.0	$15.1